EXHIBIT 10-BB
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(Manhattan)


FILED ON PAPER IN ACCORDANCE WITH RULE 201 OF REGULATION S-T,
THESE AGREEMENTS ARE BEING FILED IN PAPER PURSUANT TO A
TEMPORARY HARDSHIP EXEMPTION.